Exhibit 99.1

Contact:	Robert Jaffe
PondelWilkinson Inc.
(310) 279-5980

LANNETT REPORTS FISCAL 2012 SECOND QUARTER FINANCIAL RESULTS

Philadelphia, PA – February 7, 2012 – Lannett Company, Inc. (NYSE AMEX: LCI) today reported financial results for the fiscal 2012 second quarter and six months ended December 31, 2011.

For the second quarter of fiscal 2012, net sales were $27.7 million and net income attributable to Lannett Company was $609,000, or $0.02 per diluted share.  The fiscal 2012 second quarter results were negatively impacted by a $945,000 reduction in sales, related to the recently enacted federal Patient Protection and Affordable Care Act (PPACA).  For the second quarter of the prior year, net sales were $30.0 million and net income attributable to Lannett Company was $2.4 million, or $0.09 per diluted share.  Last year’s fiscal second quarter results benefited from sales of OB Natal® One Tablets, a product the company no longer markets, a reversal of royalty expense related to this product and certain non-operating items, which totaled approximately $0.03 per diluted share.

“Recently approved products were the key drivers for our solid fiscal 2012 second quarter financial performance,” said Arthur Bedrosian, president and chief executive officer of Lannett.  “Without the impact of the PPACA, net sales, gross profit and operating income were comparable to our fiscal 2012 first quarter results.  Our momentum has continued into January 2012 with two additional product approvals, bringing to nine the total number of approvals we have received in the last seven months.  This adds to our belief that the second half of our fiscal year will show further improvement.”

For the fiscal 2012 second quarter, gross profit was $7.4 million compared with $8.4 million for the same period in the prior year.  Research and development (R&D) expenses were $2.5 million compared with $1.7 million in the fiscal 2011 second quarter.  Selling, general and administrative (SG&A) expenses were $4.4 million compared with $2.9 million in the same quarter of the prior year.  Operating income was $495,000 compared with $3.8 million for the second quarter of fiscal 2011.

For the first six months of fiscal 2012, net sales increased to $56.6 million from $55.4 million for the comparable prior year period.  Gross profit rose to $16.0 million from $14.3 million for the same period in the prior year.  R&D expenses were $4.9 million compared with $3.7 million for the first six months of fiscal 2011.  SG&A expenses were $9.2 million compared with $7.5 million in the same period of the prior year.  Operating income was $1.9 million compared with $3.1 million for the first six months of fiscal 2011.  Net income attributable to Lannett Company was $815,000, or $0.03 per diluted share.  This compares to a net income attributable to Lannett Company of $1.9 million, or $0.08 per diluted share, for the first six months of the prior year.

Conference Call Information and Forward-Looking Statements

Later today, the company will host a conference call at 4:30 p.m. ET to review its results of operations for the fiscal 2012 second quarter and six months ended December 31, 2011.  The conference call will be available to interested parties by dialing 800-447-0521 from the U.S. or Canada, or 847-413-3238 from international locations, passcode 31709724.  The conference call will also be available through a live audio Internet broadcast at www.lannett.com.  A playback of the call will be archived and accessible at this site for at least three months.

Discussion during the conference call may include forward-looking statements regarding such topics as, but not limited to, the company’s financial status and performance and regulatory and operational developments, and any comments the company may make about its future plans or prospects in response to questions from participants on the conference call.

About Lannett Company, Inc.:

Lannett Company, founded in 1942, develops, manufactures, packages, markets and distributes generic pharmaceutical products for a wide range of indications.  For more information, visit the company’s website at www.lannett.com.

This news release contains certain statements of a forward-looking nature relating to future events or future business performance.  Any such statements, including, but not limited to, the expected product approvals, the successful commercialization of recently approved products and products applications pending at the FDA, whether expressed or implied, are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated due to a number of factors which include, but are not limited to, the difficulty in predicting the timing or outcome of FDA or other regulatory approvals or actions, the ability to successfully commercialize products upon approval, Lannett’s estimated or anticipated future financial results, future inventory levels, future competition or pricing, future levels of operating expenses, product development efforts or performance, and other risk factors discussed in the company’s Form 10-K and other documents filed with the Securities and Exchange Commission from time to time.  These forward-looking statements represent the company’s judgment as of the date of this news release.  The company disclaims any intent or obligation to update these forward-looking statements.

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FINANCIAL TABLES FOLLOW

LANNETT COMPANY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three months ended		Six months ended
	December 31,		December 31,
	2011	2010	2011	2010

Net sales	$27,734,079	$30,039,257	$56,611,983	$55,435,184
Cost of sales	19,770,524	21,669,746	39,512,569	40,569,794
Amortization of intangible assets	470,410	473,456	938,606	922,123
Product royalties	66,464	(460,631)	118,088	(317,360)

Gross profit	7,426,681	8,356,686	16,042,720	14,260,627

Research and development expenses	2,512,731	1,660,711	4,939,214	3,703,080
Selling, general, and administrative expenses	4,419,254	2,874,879	9,163,767	7,475,560

Operating income	494,696	3,821,096	1,939,739	3,081,987

Other income (expense):
Foreign currency (loss) gain	(7,502)	1,550	(2,496)	3,965
(Loss) gain on sale of assets	(3,464)	1,266	3,536	1,266
Realized gain (loss) on investments	26,496	2,124	(146,363)	14,765
Unrealized gain (loss) on investments	675,874	-	(150,672)	-
Interest and dividend income	35,698	3,877	88,947	15,108
Interest expense	(72,704)	(76,008)	(149,708)	(146,852)
	654,398	(67,191)	(356,756)	(111,748)

Income before income tax expense	1,149,094	3,753,905	1,582,983	2,970,239
Income tax expense	519,499	1,393,909	731,315	1,004,365
Net income	629,595	2,359,996	851,668	1,965,874
Less net income attributable to noncontrolling interest	(20,140)	(6,842)	(36,604)	(16,281)

Net income attributable to Lannett Company, Inc.	$609,455	$2,353,154	$815,064	$1,949,593

Earnings per common share - Lannett Company, Inc.:
Basic	$0.02	$0.09	$0.03	$0.08
Diluted	$0.02	$0.09	$0.03	$0.08

Weighted average number of shares outstanding:
Basic	28,526,658	25,420,474	28,479,195	25,160,002
Diluted	28,773,477	25,773,609	28,733,435	25,510,792

LANNETT COMPANY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	December 31, 2011	June 30, 2011

ASSETS
Current Assets
Cash and cash equivalents	$19,949,952	$5,276,735
Investment securities	5,214,631	19,382,079
Trade accounts receivable (net of allowance of $123,573 and $123,573, respectively)	36,722,141	33,464,440
Inventories, net	23,868,256	26,902,521
Income taxes receivable	3,592,547	3,636,306
Deferred tax assets	4,894,383	4,537,881
Other current assets	1,821,061	941,902
Total Current Assets	96,062,971	94,141,864

Property, plant and equipment	56,479,375	54,516,229
Less accumulated depreciation	(26,437,539)	(24,586,448)
	30,041,836	29,929,781

Construction in progress	6,045,156	5,760,686
Intangible assets (product rights) - net of accumulated amortization	5,369,430	5,909,636
Deferred tax assets	9,400,017	10,446,500
Other assets	1,178,246	1,555,831
Total Assets	$148,097,656	$147,744,298

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Current Liabilities
Accounts payable	$13,654,993	$18,377,782
Accrued expenses	1,041,157	1,354,095
Accrued payroll and payroll related	1,674,032	934,504
Current portion of long-term debt	636,518	629,435
Rebates, chargebacks and returns payable	16,885,657	13,564,395
Total Current Liabilities	33,892,357	34,860,211

Long-term debt, less current portion	6,909,314	7,192,496
Other long-term liabilities	-	2,417
Total Liabilities	40,801,671	42,055,124

Commitment and Contingencies

SHAREHOLDERS’ EQUITY
Common stock - authorized 50,000,000 shares, par value $0.001;
issued and outstanding, 28,553,469 and 28,403,946 shares, respectively	28,553	28,404
Additional paid in capital	98,371,606	97,082,360
Retained earnings	10,102,796	9,287,732
Noncontrolling interest	156,686	139,082
Accumulated other comprehensive income	(11,920)	23,899
	108,647,721	106,561,477
Less: Treasury stock at cost - 280,469 and 156,611 shares, respectively	(1,351,736)	(872,303)
TOTAL SHAREHOLDERS’ EQUITY	107,295,985	105,689,174

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$148,097,656	$147,744,298